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                        DIMENSIONAL INVESTMENT GROUP INC.


                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                               ADDENDUM NUMBER TWO

         THIS AGREEMENT is made as of the 13th day of September, 1999 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio, Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation Corp." ("PFPC").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and its shares are registered under the Securities Act of 1933, as amended ("1933 Act");

         WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated July 12, 1991 (the "Agreement") which, as of the date hereof, is in full force and effect; and

         WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund and has agreed to provide such services to two (2) new portfolios of the Fund, designated as Tax-Managed U.S. Marketwide Value Portfolio XI, and U.S. Large Company Institutional Index Portfolio which are listed on Schedule B, attached hereto; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound thereby, the parties agree:

         1. The Agreement is hereby amended to provide that all those portfolios set forth on "Schedule B, Amended and Restated September 13, 1999," which is attached hereto shall be "Portfolios" under the Agreement.

         2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed in writing, from time to time.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall

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be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                                 DIMENSIONAL INVESTMENT GROUP INC.

                                 By:
                                 Catherine L. Newell
                                 Vice President


                                 PFPC INC.

                                 By:
                                 Joseph Gramlich
                                 Senior Vice President

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                                                            AMENDED AND RESTATED
                                                              SEPTEMBER 13, 1999


                                   SCHEDULE B


                                    SERIES OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                        DFA 6-10 INSTITUTIONAL PORTFOLIO
                        U.S. LARGE CAP VALUE PORTFOLIO II
                          U.S. 6-10 VALUE PORTFOLIO II
                        DFA INTERNATIONAL VALUE PORTFOLIO
                      DFA INTERNATIONAL VALUE PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO III
                     DFA ONE-YEAR FIXED INCOME PORTFOLIO II
                       U.S. LARGE CAP VALUE PORTFOLIO III
                   RWB/DFA U.S. HIGH BOOK-TO-MARKET PORTFOLIO
                RWB/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO
                      RWB/DFA TWO-YEAR GOVERNMENT PORTFOLIO
                          EMERGING MARKETS PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO IV
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO XI
                U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO